EXHIBIT NO. 10 (42)
ADDENDUM No. 1
attaching to and forming a part of
SERVICES AND INDEMNITY AGREEMENT
(effective: January 1, 2009)
(hereinafter referred to as “Agreement”)
between
WESTERN SURETY COMPANY
(hereinafter referred to as “Reinsurer”)
and
CONTINENTAL CASUALTY COMPANY
(hereinafter referred to as “Company”)
WHEREAS:
A.	Pursuant to that certain Commutation and Release Agreement, effective as of June 30, 2009, by and between the Company and the Reinsurer (“Commutation Agreement”), the parties have agreed to commute the Reinsurance Agreements as respects Surety Business for the Dick Corporation (as defined in Recital A of the Commutation Agreement);

B.	Pursuant to that certain Termination Addendum, effective June 30, 2009, between and among the Company, the Reinsurer, Universal Surety of America and Surety Bonding Company of America, the parties terminated that certain Surety Excess of Loss Reinsurance Contract as respects only Surety Business for the Dick Corporation, effective January 1, 2005, as amended from time to time; and

C.	Notwithstanding the provisions of Section XIV — Termination of the Agreement, the Company and the Reinsurer agree that, despite the release and commutation of all obligations related to the Reinsurance Agreements as respects Surety Business for the Dick Corporation, certain obligations of the Reinsurer under the Agreement shall continue as respects such business of the principal Dick Corporation;
NOW THEREFORE, it is hereby mutually understood and agreed that, effective June 30, 2009, for good and valuable consideration, as well as the mutual promises set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Company and the Reinsurer hereby agree as follows:
Addendum No. 1 — Services and Indemnity Agreement
Effective: June 30, 2009

1.	Section IV, Claims Authority and Related Duties of the Agreement shall be amended by adding the following new Section 4.9:
Section 4.9: Effective June 30, 2009, the COMPANY and the REINSURER have entered into a Commutation and Release Agreement (“Commutation Agreement”) as respects only the bonds issued for the principal Dick Corporation. Notwithstanding the Commutation Agreement or anything in this Agreement to the contrary, the COMPANY and the REINSURER agree that the REINSURER’S obligations to settle and handle all claims and losses related to the Reinsurance Agreements as respects Surety Business for the principal Dick Corporation (as defined in Recital A of the Commutation Agreement) shall continue until such time as all bonds issued for the principal Dick Corporation have expired and all known claims have been paid or settled and all incurred but not reported loss reserves relative to such business have been reduced to zero.
2.	All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.
IN WITNESS WHEREOF the parties acknowledge that no intermediary is involved in or brought about this transaction, and the parties hereto, by their authorized representatives, have executed this Addendum No. 1 to the Agreement:

on this	day of	2009.
WESTERN SURETY COMPANY
By:

Printed Name:

Title:

Attested by:

Addendum No. 1 — Services and Indemnity Agreement
Effective: June 30, 2009

and on this	day of	2009.
CONTINENTAL CASUALTY COMPANY
By:

Printed Name:

Title:

Attested by:

Addendum No. 1 — Services and Indemnity Agreement
Effective: June 30, 2009